EXHIBIT 99.4


                                 COMPUTRAC, INC.

               PLEASE MARK VOTE IN BOXES BELOW USING DARK INK ONLY

By my signature below, I revoke all previous proxies and appoint Harry W. Margolis as proxy, with full power of substitution, to represent and to vote, as designated below, all shares of common stock of CompuTrac, Inc. that I held of record on ________, 2002 at the Special Meeting of Shareholders to be held at 9:00 a.m. on ___________, 2002, at 222 Municipal Drive, Richardson, Texas 75080, or any adjournments thereof.

                         SPECIAL MEETING OF SHAREHOLDERS
                               ____________, 2002

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


                   Please vote by filling in the boxes below.

Proposals:

                                                       FOR    AGAINST    ABSTAIN

1.   To approve and adopt the Agreement and Plan of    [ ]      [ ]        [ ]
     Merger made and entered into January 3, 2002, providing for the merger of CompuTrac, Inc.
     with and into Rainmaker Software, Inc., a wholly-owned subsidiary of ASA International
     Ltd., pursuant to which the separate corporate existence of CompuTrac, Inc. will cease.

2.  In his discretion the proxy is authorized to       FOR    AGAINST    ABSTAIN
    vote upon any other business that may properly
    come before the meeting or any adjournment.        [ ]      [ ]        [ ]

If you execute and return this proxy it will be voted in the manner you have indicated above. If you execute and return this proxy without indicating any voting preference, this proxy will be voted FOR the proposals. The proxy tabulator cannot vote your shares unless you sign and return this card.


                        Print Name   ___________________

                        Signature(s)  __________________   DATE  _______________


                        Print Name    __________________

                        Signature(s)  __________________   DATE  _______________

NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign. When signing as a fiduciary, such as an attorney, executor, administrator, trustee, guardian, etc., please give your full title as such. This proxy, when properly executed, will be voted in the manner directed herein by the above named shareholder. If no direction is made, this proxy will be voted FOR the proposals.

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